Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 17, 2017 with respect to the consolidated financial statements, schedule, and internal control over financial reporting of SeaChange International, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Boston, Massachusetts
October 11, 2017